Exhibit 10.3

                                OPTION AGREEMENT


         THIS OPTION AGREEMENT is made and entered into as of the date shown below in the signature area, by, between and among Evolution Services, Inc., a Utah corporation, ("ESI"), and the entity named and signing below in the signature area ("Member"), and the persons listed and signing in the signature area as the equity owners of the Member (the "Shareholders").

                                    RECITALS:

         A. Together with and as consideration for this Option Agreement, ESI and Member have entered into a Services Agreement for the provision of certain described services by ESI to Member. The execution of this Option Agreement is a condition to the effectiveness of the Services Agreement and the execution of the Services Agreement is a condition to the effectiveness of this Option Agreement. (The form of Services Agreement is attached as Appendix 1 to this Option Agreement.)

         B. Because the Services Agreement is only available to members of a parent-subsidiary control group under Sections 414(c) and Section 1563(a)(1) of the Internal Revenue Code of 1986, as amended, Member desires to join and ESI desires to welcome Member into the "Evolution Control Group" of companies. To enable Member to join the Evolution Control Group, ESI must acquire a sufficient ownership and control position in Member for Member to be considered part of the Evolution Control Group. Shareholders and ESI have agreed to accomplish this ownership through this Option Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and of the entering into by the parties of the Service Agreement, the parties hereby agree as follows:

1. Member Representations. Member and the Shareholders hereby represent and warrant to ESI that Member is a duly organized entity under the laws of its organizing jurisdiction, and is presently validly existing and in good standing under the laws of that jurisdiction, as well as all other jurisdictions where such good standing is required for Member to conduct its current business. Furthermore, Shareholders represent and warrant that each of them may lawfully enter into this Option Agreement, and that the execution and delivery of this Option Agreement has been authorized by proper corporate action where necessary. Member has provided ESI with copies of its organizational documents, together with any amendments thereto, and represents and warrants that such documents are true, correct and complete and currently in force.

2. Capital Structure of Member. Member and the Shareholders hereby represent and warrant to ESI that the equity ownership of Member consists of those issued and outstanding securities described on Exhibit "A". Member and the Shareholders further represent and warrant to ESI that all outstanding equity securities of Member have been properly and validly issued by proper legal action and such securities are all fully paid and nonassessable. Member and the Shareholders further represent and warrant that there are no outstanding options or warrants of any kind for the issuance of additional securities of Member except as set forth on Exhibit "A". It is the intent of the parties hereto that ESI at all times shall have an option to acquire 80% of the total issued and outstanding equity ownership in Member, on a fully diluted basis.

3. Grant of Option. The Shareholders hereby grant to ESI an option (the "Option") to acquire eighty percent (80%) of the issued and outstanding voting securities of Member, ("80% Control"), as listed on Exhibit "B", attached hereto and incorporated herein by this reference, on the terms and conditions hereinafter set forth1. In the event of a mistake in the number of equity securities of Member which are issued and outstanding, as shown on Exhibit "A", the Option shall be construed to extend to the requisite number of units of such equity securities owned by the Shareholders to ensure that ESI at all times has the right to acquire at least 80% Control. The securities now and hereafter held by Shareholders shall henceforth bear a legend on the front or reverse side thereof making reference to this Option Agreement.


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1 If Member is a limited liability company taxed as a partnership or a partnership, then the securities covered by the Option will be 80% of the profits interest. If Member is a sole proprietor, this Option covers the entire ownership interest of Member.

4. Nondilution Provisions. In the event of a stock split, stock dividend, recapitalization of Member or other restructuring resulting in a change in the capital structure or number of issued and outstanding voting securities of Member, the number of voting securities subject to the Option shall be automatically adjusted to ensure that ESI retains the right to acquire at least 80% Control. In the event additional voting securities of Member are issued in connection with the performance of services, the exercise of options or warrants, or otherwise not in connection with a corporate restructuring, the Shareholders and ESI shall take such actions as needed to include sufficient additional voting securities to ensure that ESI retains the right to acquire at least 80% Control. If necessary, the Shareholders shall procure the participation in this Option Agreement of additional or new holders of voting securities to ensure that ESI retains the right to acquire at least 80% Control.

5. Terms of Exercise. The Option shall be exercisable by ESI on the following terms and conditions:

                  (a) The Option shall be immediately exercisable by ESI upon execution of this Option Agreement and shall remain exercisable as long as the Services Agreement remains in force.

                  (b) ESI may exercise the Option by giving written notice of exercise to the Shareholders pursuant to the notice provision of this Option Agreement. .

                  (c) ESI may exercise the Option only with respect to all of the shares under the Option and not with respect to less than all of said shares.

                  (d) The exercise price of the Option shall be the fair market value of the securities covered by the Option at the time of exercise, as determined by agreement or appraisal. Upon exercise of the Option, ESI and the Shareholders shall attempt to agree on a mutually acceptable price. Absent agreement on a price within thirty (30) days after notice of exercise, ESI and the Shareholders shall select a mutually acceptable appraiser, and if they are unable to agree on a single appraiser, then each of ESI and the Shareholders shall select one appraiser and said two appraisers shall select a third appraiser, and the value of the acquired securities shall be the average of the two appraisals that are closest together. The parties will share the costs of the appraisal(s) on a per capita basis (for example, if there are three parties (ESI and two Shareholders, then ESI pays 1/3 of all appraisal costs and each of the two Shareholders pays 1/3).

                  (e) Unless the parties negotiate different terms of payment, ESI shall be required to make a lump sum cash payment of the purchase price for the acquired securities at a closing to take place within ninety (90) days after determination of the value of the acquired securities as provided above. At the closing ESI shall deliver the purchase price to the Shareholders and the Shareholders shall deliver the certificates, if any, representing the acquired securities, duly endorsed in blank for assignment, to ESI.

6. Termination. Unless earlier exercised, this Option Agreement will terminate upon the termination of the Services Agreement.

7. Notices. Except as otherwise provided herein, any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes if delivered personally to an executive officer of the party to whom the same is directed or three (3) days after being sent by United States mail, certified or registered mail, postage prepaid, addressed to such party's address, as set forth opposite the signature of such party below. Any such address may be changed by notice given in the above manner.

8. Governing Law. This Option Agreement is entered into under and shall be governed by the laws of the State of Utah.

9. Headings. The headings in this Operating Agreement are inserted for convenience only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Option Agreement or any provision hereof.

10. Binding Effect. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

11. Counterparts. This Option Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

12. Enforcement. In the event of a breach or dispute arising under this Option Agreement, the nonbreaching party or the party prevailing in such dispute shall be entitled to recover its costs, including without limitation reasonable attorneys' fees and court costs, from the breaching or nonprevailing party.

         IN WITNESS WHEREOF, this Option Agreement has been executed as of the date hereinabove first written by the following persons, whose respective mailing addresses are set forth opposite their signatures.


ESI:
Evolution Services, Inc.
875 West South Jordan Parkway           June 14, 2004
Suite 200                               [Effective date of the Option Agreement]
South Jordan, Utah  84095

By: /s/  STANTON CALL
   [authorized signature]

Its: ________________________


Member:

Dental Cooperative, Inc.
Corporation
[print name of Member]                    [type of entity (corp., llc, lp, etc.]

2825 E. Cottonwood Parkway, Suite 500     Utah
---------------------------------------   --------------------------------------
[print address for notice to Member]      [state of organization]

Salt Lake City,  UT 84121
---------------------------------------
[print address for notice to Member]

---------------------------------------
[print address for notice to Member]

By: /s/  MARLON BERRETT
   [authorized signature]

Its: President_________________________


Shareholders:

Dental Patient Care America, Inc.

 /s/ MARLON BERRETT
[print name of shareholder/Member/Owner  [print name of shareholder/Member/Owner

                                  EXHIBIT "A"
                    Capital Structure and Ownership of Member


         Dental Cooperative Inc. a Utah Corporation. The stock ownership is owned 100% by Dental Patient Care America, Inc.

         There are no assignments, pledges, or liens towards any of the authorized or issued shares of Dental Patient Care America, Inc.

                                   EXHIBIT "B"

                Voting Securities of Member Covered by the Option


         100% of the shares held by Dental Patient Care America, Inc. in Dental Cooperative, Inc. by this Option Agreement.

                                   APPENDIX 1

                           Form of Services Agreement

                     Per the attached Management Agreement.